UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 17, 2007

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1250, 521-3rd Avenue SW Calgary, Alberta, Canada	T2P 3T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-4471

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Shaun Toker as Chief Financial Officer

Effective August 17, 2007, Shaun Toker was appointed as Chief Financial Officer of Triangle Petroleum Corporation (the “Company”), and the Company’s two operating subsidiaries, Elmworth Energy Corporation and Triangle USA Petroleum Corporation. Between April 2004 and August 2007, Mr. Toker was the financial controller for Trans-Globe Energy, an American Stock Exchange and Toronto Stock Exchange listed company. Between September 2001 and April 2004, Mr. Toker was a senior accountant with KPMG LLP, in Calgary, Canada. Mr. Toker received his Bachelor’s degree in commerce from the University of Alberta in 2001 and is a Chartered Accountant (Canada).

Mr. Toker does not have family relationships with any director, executive officer, or other person nominated or chosen by the Company to become directors or officers. In addition, Mr. Toker does not have a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which the Company was or is to be a party. The Company and Mr. Toker are negotiating an employment agreement, which has not been finalized as of the date of this filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, issued August 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: August 23, 2007	By: /s/ MARK GUSTAFSON
Name: Mark Gustafson
Title: Chief Executive Officer